Exhibit 10.14

February 24, 2019

PERSONAL AND CONFIDENTIAL

Clarivate Analytics Plc
Friars House
160 Blackfriars Road
London SE1 8EZ United Kingdom

To Whom It May Concern:

I am writing to confirm my agreement to serve as a member of the Board of Directors (the “Board”) of Clarivate Analytics Plc, a public limited company organized under the laws of the Island of Jersey (the “Company”), during the six-year period following the consummation of the transactions contemplated by the Merger Agreement (as defined below) if I am nominated and elected to the Board during such period.

If I am so elected, I commit to serve and to fulfill my duties and responsibilities as a member of the Board to the best of my abilities during the term of my Board service.

In addition, during my service as a member of the Board, and in any event for a minimum of three years from the date of the beginning of my service on the Board, I will provide whatever services to the Company that are reasonably requested, within my individual ability to perform, and in the interest of the Company to increase the value of the Company.

Further, commencing on the date of the beginning of my service as a member of the Board in connection with the consummation of the transactions contemplated by the Merger Agreement, and for a period ending three years from the date of the beginning of my service as a member of the Board, I will not, directly or indirectly, for my own benefit or for the benefit of any third party, in any capacity (as a principal, shareholder, partner, director, officer, agent, executive, advisor, consultant, contractor, employee, lender or otherwise), engage with, participate in, or be financially interested in, (i) any direct competitor, or any person or entity that has a direct or indirect equity interest in 50% or more of the outstanding equity interests of such direct competitor, in each case, included on the list of direct competitors provided by the Company to me on the date hereof, or (ii) any person or entity not listed on such list that has a business that is directly competitive with a material business or business line of the Company; provided, however, that (a) my passive ownership of less than 1% of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or on a national market system shall not be a violation of this letter agreement, (b) for the avoidance of doubt, the foregoing restrictions only apply to direct competitors (and not the information technology market more broadly) and that internal services within a firm for its own use (and not offered to external customers) shall not be considered a direct competitor, (c) with regard to my current or prospective clients that are enterprises with multiple lines of business or are institutional money managers (e.g., private equity funds, hedge funds or other non-strategic buyers) that may invest in a direct competitor, this paragraph will not limit my advising such enterprise, investor or any other business unit or portfolio company of such enterprise or investor so long as such advisory work (1) is not directly related in any material respect to any business line, investment or potential investment in a business line that directly competes with a material business of the Company (with an understanding that, in furtherance and not in limitation of this clause (c), in connection with an advisory assignment involving the purchase, sale, sale of assets, business combination or other similar transaction involving a company, business or business line of which a minority portion qualifies under the foregoing clause (ii) (a “Transaction”), the advisory work (which may include issuance of an overall fairness opinion) with regard to the proposed Transaction will not be considered “directly related in any material respect” to the competitive business for purposes of this clause (1) if it is not focused in any material respect on such minority portion), provided, however, that in the case of this clause (c), such advisory work may not be with regard to consideration or consummation of an acquisition of all or any part of the Company or any of its subsidiaries, and (2) complies with the second sentence of the next paragraph, and (d) in a situation where I am restricted by the foregoing clause (i) or (ii), nothing set forth herein will limit the investment banking or other activities of any other individual executive, officer or partner or employee at an entity controlled by me (or of which I am an executive officer or partner) who has not received (directly or indirectly) confidential information about the Company or any of its subsidiaries from the Company (or any of its subsidiaries), me, any officer or other director of the Company (or any of its subsidiaries) or anyone who such individual knows or should know to be under an obligation of confidentiality to the Company or any of its subsidiaries.

For the avoidance of doubt, for the period referenced in the immediately preceding paragraph, I will not, and I will cause any person or entity controlled by me not to, directly or indirectly, take on a new engagement for or otherwise participate with any party involving a possible purchase or other acquisition of securities or assets of a person or entity or business combination with a person or entity if I have knowledge that the Company has taken (internal or external) steps to pursue such purchase, acquisition or business combination or any similar purchase, acquisition or business combination involving such person or entity. In addition, I agree not to, directly or indirectly, use (or allow any person or entity controlled by me to use), for any purpose other than in furtherance of the business or operations of the Company, any confidential information of the Company received (directly or indirectly) from the Company (or any of its subsidiaries), any officer or other director of the Company (or any of its subsidiaries) or anyone who I know or should know to be under an obligation of confidentiality to the Company or any of its subsidiaries.

The parties agree that the restrictions contained in the immediately preceding paragraph are reasonable in scope and duration in light of the nature, size and location of the Company, its subsidiaries and its and their respective businesses following consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of January 14, 2019 (the “Merger Agreement”), by and among the Company, Churchill Capital Corp, Camelot Holdings (Jersey) Limited, CCC Merger Sub, Inc. and Camelot Merger Sub (Jersey) Limited. It is the desire and intent of the parties that the provisions of the immediately preceding paragraph be enforced to the fullest extent permissible under applicable law. If any part of the immediately preceding paragraph is held to be excessively broad as to duration, scope, activity or subject, such part will be construed by limiting and reducing it so as to be enforceable to the maximum extent permissible under applicable law. I hereby acknowledge and agree that in the event of any breach or threatened breach of the provisions of the immediately preceding paragraph, the Company, in addition to any other remedies available to it, will be entitled to any equitable relief restraining me from any such breach or threatened breach, without the need to provide any bond or other security. This letter agreement, including the provisions of the immediately preceding paragraph, are a material inducement to the Company to enter into and perform its obligations under the Merger Agreement. The shareholders of the Company affiliated with Onex Partners Advisor LP and Baring Private Equity Asia Group Limited are express third party beneficiaries of, and entitled to enforce, this letter agreement as it may be amended by agreement between me and the Company from time to time. The terms of paragraph 17 of the Sponsor Agreement (as defined in the Merger Agreement) will apply to and govern this letter agreement, mutatis mutandis. This letter agreement (together with the list of direct competitors provided by the Company to me on the date hereof) constitutes the entire agreement between the Company and me and supersedes all prior agreements, both written and oral, with respect to the subject matter hereof. I consent to the public filing or other disclosure of this letter agreement.

[Signature pages follow]

Sincerely,

/s/ Michael Klein

Michael Klein

[Signature Page to Board Acknowledgement Letter – Klein]

ACCEPTED AND AGREED TO
as of the date first written above:

CLARIVATE ANALYTICS PLC

By:	/s/ Paul Edwards
Name:	Paul Edwards
Title:	Director

[Signature Page to Board Acknowledgement Letter – Klein]